Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

NRG Yield Operating LLC, a Subsidiary of NRG Yield, Inc.,

Announces Proposed Offering of $350.0 Million Senior Notes

PRINCETON, NJ; August 15, 2016 — NRG Yield Operating LLC (“Yield Operating”), a subsidiary of NRG Yield, Inc. (NYSE: NYLD, NYLD.A) (“NRG Yield”), intends to commence an offering of $350.0 million in aggregate principal amount of senior notes due 2026 (the “Notes”). The Notes will be senior unsecured obligations of Yield Operating and will be guaranteed by NRG Yield LLC, Yield Operating’s parent company, and by each of Yield Operating’s wholly owned current and future subsidiaries that guarantees indebtedness under its credit agreement.

Yield Operating intends to use the proceeds of the offering to repay all outstanding cash borrowings under its revolving credit facility, and the remaining net proceeds will be used for general corporate purposes, including the funding of acquisitions and investments.

The Notes and related guarantees are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or outside the United States to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. The Notes and related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This notice is issued pursuant to Rule 135c of the Securities Act, and does not constitute an offer to sell, nor a solicitation for an offer to purchase the Notes.

About NRG Yield

NRG Yield owns a diversified portfolio of contracted renewable and conventional generation and thermal infrastructure assets in the United States, including fossil fuel, solar and wind power generation facilities that have the capacity to support more than two million American homes and businesses. Our thermal infrastructure assets provide steam, hot and/or chilled water, and in some instances electricity, to commercial businesses, universities, hospitals and governmental units in multiple locations. NRG Yield’s Class C and Class A common stock are traded on the New York Stock Exchange under the symbols NYLD and NYLD.A, respectively.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and typically can be identified by the use of words such as “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Although NRG Yield believes that its expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated herein include, among others, general economic conditions, hazards customary in the power industry, weather conditions, including wind and solar performance, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulation, the condition of capital markets generally, our ability to access capital markets, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to identify or successfully execute acquisitions, our ability to enter into new contracts as existing contracts expire, our ability to acquire assets from NRG Energy, Inc. or third parties, our ability to maintain or create successful partnering relationships with NRG Energy, Inc. and other third parties, our ability to close drop-down transactions, and our ability to maintain and grow our quarterly dividends. Furthermore, any dividends are subject to available capital, market conditions, and compliance with associated laws and regulations.

NRG Yield undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause NRG Yield’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect NRG Yield’s future results included in NRG Yield’s filings with the Securities and Exchange Commission at www.sec.gov.

Media:

Karen Cleeve, 609-524-4608

Marijke Shugrue, 609-524-5262

Or

Investors:

Kevin L. Cole, CFA, 609-524-4526

Lindsey Puchyr, 609-524-4527